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                                                                    EXHIBIT 3.4

                    SEVENTH AMENDMENT TO THE DECLARATION OF
                           TRUST OF LIBERTE INVESTORS

            [formerly know as LOMAS & NETTLETON MORTGAGE INVESTORS]

         The undersigned, being all of the duly qualified trustees of Liberte Investors (formerly known as Lomas & Nettleton Mortgage Investors), a business trust organized under the laws of Massachusetts pursuant to a Declaration of Trust dated June 26, 1969, and recorded in the Registry of Deeds of Suffolk County on June 27, 1969, in Book 8293 at Page 278, as amended by instruments
(i) dated September 19, 1969, recorded in such Registry on October 3, 1969, in Book 8316 at Page 217, (ii) dated January 24, 1986, recorded in such Registry on February 19, 1986, in Book 12298 at Page 204, (iii) dated January 19, 1989, recorded in such Registry on January 31, 1989, in Book 15338 at Page 46, (iv) recorded in such Registry on December 15, 1992, in Book 17912 at Page 76, having an effective date of December 18, 1992, (v) dated March 31, 1994, recorded in such Registry on April 1, 1994, in Book 18974 at Page 278, and (vi) dated November 20, 1995, recorded in such Registry on December 15, 1995 in Book 20228 at Page 227, pursuant to Section 8.1 of the Declaration of Trust of Liberte Investors, do hereby adopt the following amendments to the Declaration of Trust of Liberte Investors, with the consent of the shareholders of at least two-thirds (2/3) of the shares of Beneficial Interest outstanding on ____________________, 1996, and entitled to vote at a meeting of shareholders:

         Section 8.2 is amended by replacing such section in its entirety with the following:

                 SECTION 8.2. POWER TO ORGANIZE CORPORATION OR OTHER ENTITY TO TAKE OVER TRUST PROPERTY. By written instrument signed by at least two-thirds (2/3) of the Trustees and consented to by at least two-thirds (2/3) of the Shares then outstanding hereunder and entitled to vote, either in writing or by a vote at a meeting of Shareholders, a corporation, association, trust or other organization (or one or more of such entities), which may have a perpetual existence and broad operating authority, may be organized to take over the Trust property and carry on the affairs of the Trust. The Trust property may be sold, conveyed or transferred to any such corporation, association, trust or organization, or to any existing corporation, association, trust or other organization, in exchange for the shares or securities thereof, or beneficial interest therein, and such transferee may be caused to assume the liabilities of the Trust, to deliver such shares, securities or beneficial interests ratably to the Shareholders in redemption of their Shares, and this Trust may be terminated.
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         IN WITNESS WHEREOF, the undersigned have this day signed these presents.
                   , 1996
- -------------------                   ----------------------------------------
                                      Gene H. Bishop, Trustee

                   , 1996
- -------------------                   ----------------------------------------
                                      Robert Ted Enloe III, Trustee

                   , 1996
- -------------------                   ----------------------------------------
                                      Edward W. Rose III, Trustee


STATE OF TEXAS                    Section
                                  Section
COUNTY OF DALLAS                  Section

         BEFORE ME, the undersigned authority, on this day personally appeared Gene H. Bishop, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN under my hand and seal of office this ______ day of _________________, 1996.



                                     -------------------------------------------
                                     Notary Public in and for the State of Texas


STATE OF TEXAS                    Section
                                  Section
COUNTY OF DALLAS                  Section

         BEFORE ME, the undersigned authority, on this day personally appeared Robert Ted Enloe III, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN under my hand and seal of office this ______ day of _________________, 1996.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas




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STATE OF TEXAS                    Section
                                  Section
COUNTY OF DALLAS                  Section

         BEFORE ME, the undersigned authority, on this day personally appeared Edward W. Rose III, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN under my hand and seal of office this ______ day of _________________, 1996.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas




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                                 ACKNOWLEDGMENT

         I, Robert Ted Enloe III, a Trustee of Liberte Investors, hereby acknowledge that the foregoing SEVENTH AMENDMENT TO THE DECLARATION OF TRUST OF LIBERTE INVESTORS has been executed by a least two-thirds of the Trustees and consented to by the shareholders of at least two-thirds (2/3) of the shares of Beneficial Interest outstanding on ____________________, 1996, and entitled to vote thereon.


                                     -------------------------------------------
                                     Robert Ted Enloe III, Trustee


STATE OF TEXAS                    Section
                                  Section
COUNTY OF DALLAS                  Section

         BEFORE ME, the undersigned authority, on this day personally appeared Robert Ted Enloe III, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN under my hand and seal of office this ______ day of _________________, 1996.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas




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